Exhibit 16.1

May 15, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Blueknight Energy Partners, L.P. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of form 8-k of Blueknight Energy Partners, L.P. dated May 12, 2020. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

Attachment